Form N-SAR: Multi-class supplement

The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Institutional Class
Janus Aspen Overseas Portfolio: $2,944
Janus Aspen Worldwide Portfolio: $2889

Service Class
Janus Aspen Overseas Portfolio: $4,824
Janus Aspen Worldwide Portfolio: $571

Service II Class
Janus Aspen Overseas Portfolio: $1,332
Janus Aspen Worldwide Portfolio (not in thousands): $39

The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72EE correctly, the correct answer is as follows (in 000's):

Institutional Class
Janus Aspen Flexible Bond Portfolio: $10,003

Service Class
Janus Aspen Flexible Bond Portfolio: $2,120

The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Institutional Class
Janus Aspen Overseas Portfolio: $0.2192
Janus Aspen Worldwide Portfolio: $0.1262

Service Class
Janus Aspen Overseas Portfolio: $0.1785
Janus Aspen Worldwide Portfolio: $0.1021

Service II Class
Janus Aspen Overseas Portfolio: $0.1774
Janus Aspen Worldwide Portfolio: $0.1029

The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73B correctly, the correct answer is as follows (in 000's):

Institutional Class
Janus Aspen Flexible Bond Portfolio: $0.3559

Service Class
Janus Aspen Flexible Bond Portfolio: $0.3559

The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Institutional Class
Janus Aspen Global Technology Portfolio: $840
Janus Aspen Overseas Portfolio: $13,499
Janus Aspen Worldwide Portfolio: $22,986

Service Class
Janus Aspen Global Technology Portfolio: $20,972
Janus Aspen Overseas Portfolio: $27,128
Janus Aspen Worldwide Portfolio: $5,625

Service II Class
Janus Aspen Global Technology Portfolio: $3,923
Janus Aspen Overseas Portfolio: $7,523
Janus Aspen Worldwide Portfolio (not in thousands): $383

The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows (in 000's):

Institutional Class
Janus Aspen Global Technology Portfolio: $4.22
Janus Aspen Overseas Portfolio: $44.85
Janus Aspen Worldwide Portfolio: $24.70

Service Class
Janus Aspen Global Technology Portfolio: $4.33
Janus Aspen Overseas Portfolio: $44.05
Janus Aspen Worldwide Portfolio: $24.45

Service II Class
Janus Aspen Global Technology Portfolio: $4.42
Janus Aspen Overseas Portfolio: $44.30
Janus Aspen Worldwide Portfolio: $24.52